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                                                                    Exhibit 21.1


                        SUBSIDIARIES OF THE REGISTRANT

                                                     Jurisdiction
       Subsidiary                                  of Incorporation
       ----------                                  ----------------

       Sequoia Systems Europe B.V.                     Holland

       Sequoia Systems (UK) Limited                    United Kingdom

       Sequoia Systems Japan Co., Ltd.                 Japan

       Sequoia Investment Corporation                  Massachusetts

       Sequoia Systems (Australia) Pty. Ltd.           Australia